CONVERTIBLE PROMISSORY NOTE

AMOUNT: $200,000	DATE August 26, 2013

FOR VALUE RECEIVED, NutraFuels, Inc,., a Florida Corporation with offices at 6601 Lyons Rd L-6 Coconut Creek FL. 33073, ("Maker"), promises to pay to Craig Hetherington, a legal resident in the state of New York ("Payee"), or order, at the offices of Maker, or order as Payee shall hereafter designate by written notice to Maker, in lawful money of the United States of America, the sum of  ($200,000 USD), together with interest on the unpaid principal balance from the date hereof until paid-in-full ( “Note”).

Section 1.0 - INTEREST RATE AND PAYMENTS

1.1 Interest shall accrue at the rate of fifteen percent (15%) per annum.  Interest shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty-five (365) day year.

1.2 Upon receipt of the principal sum of $200,000 subject to this Note, Payee shall receive 250,000 shares of the Issuer’s common stock and 500,000 common stock purchase warrants which shall have the terms set forth in the Common Stock Purchase Warrant attached hereto and executed on even date herewith.

Section 2.0 - PAYMENT TERMS

Payment of principal due under this Note, as well as any and all accrued interest due and owing, shall be made to Payee on August 26, 2014 (the “Due Date”).

Section 3.0 - APPLICATION OF PAYMENTS

All payments, when received, shall be credited first, to late charges and reimbursement of Payee’s expenses as permitted under this Note, next to accrued interest, with the balance applied to the reduction of the principal sum.

Section 4.0 - CONVERSION RIGHTS

4.1 Upon the election of Payee, Payee shall have the right, to convert all of the then outstanding principal amount and any and all accrued and unpaid interest on this Note into shares of the Common Stock in Maker at a price of one dollar ($1.00 USD) per share on or before the Due Date.

4.2 Payee shall exercise its conversion rights upon written notice of conversion (the “Conversion Notice”) duly executed and given by Payee to Maker in accordance with the procedures set forth herein.  In order to convert the outstanding principal and interest into shares of Maker’s stock, Payee shall send the Conversion Notice in accordance with Article 10 herein below, and shall state therein the nature and amount to be converted and the name or names in which the certificate or certificates for shares of Maker’s stock are to be issued.  In the event that Payee is converting the then outstanding principal amount and any and all accrued and unpaid interest of this Note, Payee shall surrender this Note upon issuance of the certificate(s) representing such shares in Maker.  Maker shall issue and deliver to Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of Maker’s stock to which Payee shall be entitled as aforesaid.  Such conversion shall be deemed to have been made on the close of business on the date of the Conversion Notice.

Section 5.0 - PREPAYMENT

Maker shall have the right to prepay the principal of this Note from time to time, upon written consent of Payee which may be withheld only if Payee elects to convert the Note in accordance with Article 4.2 hereinabove, in whole or in part, without the payment of any premium or penalty.

0

Section 6.0 - EVENTS OF DEFAULT

6.1 The occurrence of any of the following will constitute an event of default ("Event of Default") under this Note: (a) Maker's failure to pay the principal and interest upon the Due Date; (b) The default by Maker in the performance of any other term, covenant or agreement contained in this Note, which default is by its nature curable within ten (10) days, and such default shall not have been remedied to the reasonable satisfaction of Payee or waived in writing by Payee within ten (10) days after written notice of such default has been given to Maker (any such term, covenant or agreement which is performable by the payment of money shall be deemed curable within  ten (10) days); (c) Any warranty, covenant, representation or statement (including without limitation those made in this Note) made or furnished to Payee by or on behalf of Maker proves to have been false in any material respect as of the time made or furnished; (d) Maker (i) makes an assignment for the benefit of creditors or admits in writing Maker's inability to pay its debts generally as they become due, or (ii) applies to any tribunal for the appointment of a trustee or receiver of any substantial part of Maker's assets, or (iii) commences any voluntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction, or (iv) becomes the subject of any such involuntary proceedings and Maker indicates Maker's approval, consent or acquiescence, or (v) becomes the subject of an order appointing a trustee or receiver, adjudicating it bankrupt or insolvent, or approving a petition in any such involuntary proceeding, and such order remains in effect for sixty (60) days.

6.2 Upon the occurrence of any Event of Default hereunder, the entire unpaid balance of the principal debt evidenced hereby, together with any other sums due hereunder, with interest theretofore accrued, shall, at the option of Payee, become immediately due and payable.

Section 7.0 – AFFIRMATIVE COVENANTS OF MAKER

7.1 At all times prior to the complete repayment of the Note, Maker shall:  (a) preserve and maintain its existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified and authorized to do business in each other jurisdiction in which the failure to so qualify or remain qualified would have a material adverse effect on Maker; (b) conduct its business as presently conducted by it; and (c) comply with all laws, rules, regulations and governmental orders (federal, state and local) having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, on the business, condition (financial or otherwise), assets or operations of Maker, including, without limitation, all such applicable environmental, health and safety laws, rules, regulations and governmental orders.

Section 8.0 - REPRESENTATIONS AND WARRANTIES OF PAYEE

8.1  The Payee is subscribing for this Note for his own account for investment purposes only and not with the view to resell Note in connection with any distribution thereof and has no present intention to sell, give or otherwise transfer the Note. 8.2 Payee represents and warrants that he is a sophisticated investor with a high net worth exclusive of residences who is knowledgeable about business and investing.

Section 9.0 - NOTICES

9.1 Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed delivered by (a) hand delivery upon receipt, (b) registered mail or certified mail, return receipt requested, postage prepaid, upon the third day after deposit into the United States mail, (c) by confirmed telecopy or facsimile transmission when sent, and (d) overnight courier (next business day delivery) on the next business day at 12:00 noon, whichever shall occur first, as follows:

9.2 Any correctly addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first day that the notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger or overnight delivery service.  Either party may change the address to which notices to it are to be sent by giving notice of any such change as herein prescribed.

Section 10.0 - BINDING EFFECT

This Note shall bind Maker, and Maker's successors and assigns, and the benefits hereof shall inure to Payee and Payee's successors and assigns.

Section 11.0 - GOVERNING LAW AND VENUE

This Note shall be governed by the laws of the State of Florida.  Maker and Payee hereby consent, in any action or proceeding which may be brought under or in connection with this Note, to the jurisdiction of the courts of Florida.

Section 12.0 – SEVERABILITY AND NO WAIVER

12.1 If any term or provision of this Note or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and be enforceable to the fullest extent permitted by law.

12.2 Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising herefrom, shall not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim or right.  Any waiver by either party shall not constitute or be construed as a continuing waiver of any subsequent default.

Section 13.0 - USURY

Nothing in this Note contained shall be construed or shall operate, either presently or prospectively, (a) to require Maker to pay interest at a rate greater than is at any time lawful in such case to contract for but shall require payment of interest only to the extent of such lawful rate, or (b) to require Maker to make any payment or do any act contrary to law.  If it should be held that the interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder (whether included in the face amount or otherwise) shall be reduced to the maximum amount permitted by law, and any excess of the said maximum amount permitted by law shall be canceled automatically and, at the option of Payee, if theretofore or thereafter paid, shall be either refunded to Maker or credited to the principal balance of this Note (without prepayment penalties) and applied to the payment of the last maturing installment or installments of the indebtedness evidenced hereby (whether or not then due and payable) and not to payment of interest.

Section 14.0 – ATTORNEYS’ FEES AND COSTS

If either party hereto shall bring suit or commence an arbitration proceeding against the other as a result of an alleged breach by the other party of its representations and warranties hereunder or such party’s failure to fulfill or perform any of its covenants or obligations in this Note, or in any document referenced herein, or retains an attorney in connection with a default hereunder by the other party, then in such event the prevailing party in any such action, in addition to any other relief granted or ordered by the court or arbitrator, be entitled to judgment for reasonable attorneys’ fees incurred by reason of such action and all costs of suit and those incurred in preparation therefore, at the trial, arbitration and appellate levels.

Section 15.0 - JOINT AND SEVERAL LIABILITY

If more than one Maker signs this Note, each one is fully and personally obligated to pay the full amount owed and to keep all of the covenants made herein.  Any guarantor, surety or endorser of this Note shall be likewise obligated.  Payee or current Beneficiary of this Note may enforce its rights against each individual or against all of them together.  Any person who accedes to the rights or obligations of any guarantor, surety or endorser of this Note shall also be obligated to keep all of the promises made herein.

Section 16.0 - AMENDMENTS

This Note cannot be modified or amended except by a writing signed by Maker and Payee.

MAKER: Payee: NutraFuels, Inc. Craig Hetherington
s/ Edgar Ward	s/ Craig Hetherington
By: Edgar Ward, President

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES THAT MAY BE ACQUIRED UPON CONVERSION MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF SUCH SECURITIES LAWS AND, IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE  SECURITIES.

500,000 shares

August 26, 2013

STOCK PURCHASE WARRANT

Nutrafuels, Inc., a Florida corporation (the "Company"), hereby certifies that, for value received, Craig Hetherington  an individual residing in the state of New York ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time, on or after the date hereof and prior to the second anniversary of the date hereof (the "Expiration Date"), 500,000 shares fully paid and nonassessable shares of Common Stock (as defined in Section 1.1 below) equal to the Initial Warrant Number at a purchase price per share equal to the Initial Exercise Price, subject to adjustment both as to such number of shares and as to such price as hereinafter set forth (such price per share as so adjusted from time to time being herein called the "Exercise Price").

1.

DEFINITIONS.  As used herein the following terms have the following respective meanings:

1.1.

The term “Stock” includes (a) the Company's Common Stock, par value [$.001] per share, and (b) any other securities into which or for which any of the securities described in clause (a) above have been converted or exchanged pursuant to the Certificate of Determination of Preferences applicable to such securities, or any plan of recapitalization, reorganization, merger or consolidation, or otherwise.

1.2.

The term “Company” shall mean NutraFuels, Inc.

1.3.

The term “Initial Exercise Price” shall mean seventy-five Cents ($0.75 USD) per share.

1.4.

The term “Person” shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

1.5.

The term “Warrant Exercise Period” shall mean the period beginning on the date hereof and ending on the Expiration Date.

2.

EXERCISE OF WARRANT.  Subject to the limitations set forth in Section 3, this Warrant may be exercised (in whole and not in part) by Holder at any time during the Warrant Exercise Period by surrender of this Warrant to the Company at its principal office, together with (a) the Form of Subscription at the end hereof duly executed by Holder, (b) such other documents, statements, subscription agreements or other items as may be reasonably requested by the Company in furtherance of the requirements set forth in Section 3 and (c) payment, by certified check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Stock for which this Warrant is then being exercised by the Exercise Price then in effect.

3.

RESTRICTIONS ON TRANSFER.

3.1.

Securities Law Restrictions.  Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may become subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise.  With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, Holder in any state in which such exercise would be unlawful.  Holder agrees that the Company may place such legend or legends on certificates representing securities issued upon exercise of this Warrant as the Company may reasonably deem necessary to comply with applicable state and federal securities laws for the issuance of such securities.

3.2.

Representations by Holder.  By acceptance of this Warrant as set forth below, Holder represents and warrants to the Company that Holder is acquiring this Warrant, and will acquire any shares of Stock issued upon exercise of this Warrant, for Holder’s own account and for investment and without any present intention of selling or otherwise disposing of this Warrant or any such shares of Stock.

3.3.

Warrant Non-Transferable.  This Warrant is not transferable by Holder without the express prior written consent of the Company, which consent may be withheld at the Company’s sole discretion unless Holder establishes to the Company’s satisfaction that the transfer is in compliance with all federal and state securities laws and that the transferee will be bound by the terms of this Warrant and the Company’s Shareholders Agreement of even date.

4.

DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

4.1.

Delivery.  Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Holder a certificate or certificates for the number of fully paid and nonassessable shares of Stock to which such Holder shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which Holder is entitled upon such exercise.

4.2.

Fractional Shares.

This Warrant may not be exercised as to fractional shares of Stock.  In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Stock, then in such event Holder shall be entitled to cash equal to the fair market value of such fractional share as determined by the Company's Board of Directors.

5.

ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS.  In case at any time or from time to time the holders of Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefore: (a) other or additional stock or other securities or property (other than cash) by way of dividend; or, (b) other or additional (or less) stock or other securities or property (including cash) by way of automatic conversion, spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring; other than additional shares of Stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 7), then and in each such case Holder on the exercise hereof as provided in Section 2 above shall be entitled to receive the amount of stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) which Holder would have held on the date of such exercise if, on the date of the events described in subsections (a) and (b) above, Holder had been the holder of record of the number of shares of Stock subject to such exercise and had thereafter, during the period from the date of such events to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subsection (b) of this Section 5) receivable by Holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7.

6.

ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

6.1.

Certain Adjustments.  In case at any time or from time to time the Company shall (a) consolidate with or merge into any other person or (b) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then in each such case on the exercise hereof as provided in Section 2 at any time after the consummation of such consolidation or merger or transfer of assets (and prior to the effective date of such dissolution), as the case may be, Holder shall receive, in lieu of the Stock issuable on such exercise prior to such consummation, the stock and other securities and property (including cash) to which Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7.

6.2.

Continuation of Terms.  Upon any consolidation or merger referred to in Section 6.1(a), this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such merger or consolidation, and shall be binding upon the issuer of any such Stock or other securities whether or not such person shall have expressly assumed the terms of this Warrant.  Upon any partial exercise of this Warrant, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the remaining unexercised shares of Stock covered hereby.  Anything herein to the contrary notwithstanding, in the event of a transfer of assets as described in Section 6.1(b), this Warrant shall expire and be of no further force or effect upon the dissolution of the Company, as and to the extent the Warrant is not properly exercised prior to the effective date of such dissolution.

7.

STOCK SPLITS AND STOCK DIVIDENDS.  If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision of Stock (a "Stock Event"), then the number of shares of Stock to be received by the Holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder immediately prior to such Stock Event to the total number of shares of the Company outstanding immediately prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder immediately after such Stock Event to the total number of shares of the Company outstanding immediately after such Stock Event.  The Exercise Price shall be proportionately decreased or increased upon the occurrence of any Stock Event.

8.

CERTAIN OBLIGATIONS OF THE COMPANY.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Stock, solely for the purpose of issuance upon exercise of this Warrant, a number of shares of Stock equal to the number of shares of Stock issuable upon exercise of this Warrant in effect from time to time.  The Company will from time to time, in accordance with the laws of the State of Florida, take action to increase the authorized amount of its Stock if at any time the number of shares of Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant in full.  The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of the Holder of this Warrant appearing on the books of the Company, of each change in the location of such office.

9.

CERTIFICATE AS TO ADJUSTMENTS.  In case of any event that may require any adjustment or readjustment in the shares of Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare and send to Holder a certificate setting forth such adjustment or readjustment, including a statement of (a) the number of shares of Stock then outstanding on a fully diluted basis, (b) the number of shares of Stock to be received upon exercise of this Warrant, as in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof, and (c) a calculation of the new Exercise Price in case of any adjustment of the Exercise Price.

10.

NOTICES OF RECORD DATE.  In the event of:  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; (b) any automatic conversion of the Stock into any other securities of the Company; (c) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation with or merger of the Company into any other Person; or (d) any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such event, the Company will mail or cause to be mailed to Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the estimated date on which any such conversion, reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Stock shall be entitled to exchange their shares of Stock for securities or other property deliverable on such conversion, reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 15 days prior to the date specified in such notice on which any such action is expected to be taken.

11.

NOTICES.  All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by facsimile machine to such address or facsimile number set forth on the signature page hereof, unless and until Holder furnishes to the Company a different address or facsimile number.

12.

MISCELLANEOUS.  In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  Holder shall have no rights as a shareholder of the Company until the date of the issuance to Holder of stock certificates for Stock upon the exercise of the Warrant in accordance with the terms hereof.  This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of Florida.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be executed by its duly authorized officer as of the date first above written.

ACKNOWLEDGED AND AGREED:

                NutraFuels, Inc.

By:

_______________________________

Edgar Ward

FORM OF SUBSCRIPTION

(To be signed only upon exercise ofStock Purchase Warrant)

TO:  NutraFuels, INC.

The undersigned, the Holder of the within Stock Purchase Warrant, hereby irrevocably elects to exercise this Stock Purchase Warrant for, and to purchase there under ____________________* shares of Common Stock of The Global Payout, Inc., Inc. (the "Company"), and herewith makes payment of $ __________________ therefore and requests that the certificates for such shares be issued in the name of and delivered to the undersigned, whose address is set forth below.  The undersigned agrees to deliver to the Company such additional documentation as may be requested by the Company in accordance with the Stock Purchase Warrant.

Dated:
(Signature must conform in all respects to the name of Holder as specified on the face of the Stock Purchase Warrant)

(Address)

*Insert here the number of shares (all or part of the number of shares called for in the Stock Purchase Warrant) as to which the Stock Purchase Warrant is being exercised, without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Stock Purchase Warrant, may be deliverable on exercise, it being understood that the exercise of the Stock Purchase Warrant with respect to the number of shares set forth herein is deemed also to be the exercise of the Stock Purchase Warrant with respect to such other stock, securities, cash or property.